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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 29, 1999

                                 NETMANAGE, INC.
             (Exact name of registrant as specified in its charter)

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
         DELAWARE                      0-22158                  77-0252226
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

10725 NORTH DE ANZA BOULEVARD, CUPERTINO, CALIFORNIA               95014
      (Address of principal executive offices)                   (Zip Code)
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       Registrant's telephone number, including area code: (408) 973-7171

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On December 29, 1999, NetManage, Inc. (the "Company") completed its acquisition of Wall Data Incorporated ("Wall Data"), a leader in the PC-to-IBM connectivity market. The Company acquired a total of 10,203,344 shares of Wall Data Common Stock for cash at a price per share of $9.00. The Company completed the transaction in two stages. On November 26, 1999, as previously reported in Amendment No. 3 to the Company's Schedule 14D-1 filed with the Commission on November 30, 1999, the Company acquired approximately 89% of the outstanding shares of Wall Data pursuant to a cash tender offer. The Company acquired the remaining outstanding shares of Wall Data by means of a merger completed in accordance with Washington law on December 29, 1999.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) - (b) It is impracticable for the registrant to provide the required financial statements for the business acquired at the time of filing this report, but the registrant will file such required financial statements, if required pursuant to this item and Rule 3-05(b) of Regulation S-X, by amendment to this report as soon as practicable, but not later than sixty days after this report was required to be filed initially.

     (c) Exhibits

          2.1 "Agreement and Plan of Merger, dated as of October 20, 1999," to the Company's Tender Offer Statement on Schedule 14D-1, dated October 27, 1999, is incorporated herein by reference.

          20.1 The Company's Information Statement pursuant to Rule 14(f), filed December 8, 1999, is incorporated herein by reference.


                                      -2-

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 NETMANAGE, INC.

                                 /s/ ZVI ALON
                                 -----------------------------------------------
                                 Zvi Alon, President and Chief Executive Officer

                                 Date:  January 12, 2000
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                               INDEX TO EXHIBITS

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
Exhibit
Number    Description
-------   -----------
  2.1 "Agreement and Plan of Merger, dated as of October 20, 1999," to the Company's Tender Offer Statement on Schedule 14D-1, dated October 27, 1999, is incorporated herein by reference.

 20.1 The Company's Information Statement pursuant to Rule 14(f), filed December 8, 1999, is incorporated herein by reference.
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